                                                                   Exhibit 99.1

[LOGO]

                                                             One Jake Brown Road
                                               Old Bridge, New Jersey 08857-1000
                                           Tel: 732-679-4000   Fax: 732-679-4353
                                                           www.blondertongue.com

   FOR IMMEDIATE RELEASE                   CONTACT:      James A. Luksch
                                                         Chairman and
                                                         Chief Executive Officer
                                                         (732) 679-4000

 BLONDER TONGUE RECEIVES RESPONSE FROM THE AMERICAN STOCK EXCHANGE - SEARCH FOR
                        INDEPENDENT DIRECTOR IN PROGRESS

OLD BRIDGE, NEW JERSEY,  December 18, 2007 - Blonder Tongue  Laboratories,  Inc.
(AMEX:  "BDR")  today  announced  that it had received a warning  letter,  dated
December 14, 2007,  from the American Stock  Exchange  (AMEX) stating that it is out of  compliance  with the AMEX Company  Guide,  which  requires  that Blonder
Tongue have a majority of independent  directors.  The circumstances giving rise to the change in Blonder Tongue's Board of Director composition was announced in a prior press  release on December 6, 2007 and Blonder  Tongue  notified AMEX of such change and non-compliance on the same date.

"As discussed in the Company's previous release,  Blonder Tongue entered into an agreement  with  Buffalo  City  Center  Leasing,  LLC to provide  manufacturing, research and development and product support to Buffalo City and Turnpike Global
Technologies,  LLC," stated James Luksch,  Blonder Tongue CEO. "Jim Williams,  a director  of  Blonder  Tongue,  is a managing  member of Buffalo  City and has a material  ownership.  Based on this relationship,  Jim no longer qualifies as an
"independent" director, therefore only three of Blonder Tongue's seven directors are  independent  and the  board is no  longer in  compliance  with the  listing standards of AMEX."

As described in the letter from AMEX,  the Exchange is giving the Company  until
March 11, 2008 to regain compliance with the Exchange's requirements. In setting the deadline,  AMEX has determined not to apply the continued listing evaluation and follow-up procedures specified in Section 1009 of the AMEX Company Guide. If the  composition  of  Blonder  Tongue's  Board  of  Directors  does not meet the applicable  AMEX  listing  standard by the  deadline,  AMEX will assess  Blonder
Tongue's continued listing eligibility.

Mr. Luksch added, "The Company has strong director candidates identified and has commenced the  interviewing  process.  We believe that Blonder  Tongue will make appropriate changes to the Board and regain compliance by the AMEX deadline."

In the letter, AMEX also noted that Blonder Tongue will be included in a list of issuers  posted on the AMEX website that are not in  compliance  with the AMEX's continued listing standards.  Further, Blonder Tongue will become subject to the indicator  ".BC" at the end of its ticker  symbol to denote  its  noncompliance.
Blonder  Tongue will remain  subject to the AMEX website  posting and  indicator until it regains compliance with the AMEX listing requirements.

Founded  in  1950,  Blonder  Tongue  Laboratories,   Inc.  has  evolved  from  a
manufacturer  of  electronic  equipment  for the  private  cable  industry  to a principal  provider of integrated  network  solutions and technical  services to
broadband  service  providers  in  the  multiple  dwelling  unit,   lodging  and
hospitality, and institutional cable markets. The Company designs, manufactures, and  supplies a  comprehensive  line of  equipment  to deliver  video  (analog &
digital),  high speed data and voice services over integrated  coaxial and fiber optic broadband networks today and over packet based, Internet protocol networks of the future.  For more information  regarding  Blonder Tongue or its products, please  visit the  Company's  Web site at  www.blondertongue.com  or contact the
Company directly at (732) 679-4000.

"Safe Harbor"  Statement under the Private  Securities  Litigation Reform Act of
1995: The information set forth above includes "forward-looking"  statements and accordingly,  the cautionary  statements  contained in Blonder  Tongue's  Annual
Report and Form 10-K for the year ended December 31, 2006 (See Item 1: Business,
Item 1A:  Risk  Factors  and Item 7:  Management's  Discussion  and  Analysis of
Financial  Condition  and Results of  Operations),  and other  filings  with the
Securities and Exchange  Commission are  incorporated  herein by reference.  The words  "believe",  "expect",  "anticipate",  "should",  "project",  and  similar expressions identify  forward-looking  statements.  Readers are cautioned not to
place  undue  reliance  on  these  forward-looking  statements,   which  reflect
management's  analysis only as of the date hereof.  Blonder Tongue undertakes no obligation to publicly revise these forward-looking statements to reflect events or  circumstances  that arise after the date  hereof.  Blonder  Tongue's  actual results may differ from the anticipated results or other expectations  expressed in Blonder Tongue's "forward-looking"  statements, and there can be no assurance that Blonder Tongue will be able to appoint qualified  independent  directors to serve on the Board of  Directors or to regain  compliance  with the AMEX Company
Guide requirements.